UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 2, 2008

(Date of earliest event reported)

APOGEE ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-6365

Minnesota	41-0919654
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

7900 Xerxes Avenue South, Suite 1800,

Minneapolis, Minnesota 55431

(Address of principal executive offices, including zip code)

(952) 835-1874

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Apogee Enterprises, Inc. (“Apogee”) has had in place severance agreements with its executive officers since 1999, and such agreements have been amended from time to time. In December 2007, Apogee’s Compensation Committee and Board of Directors approved a new form of change in control severance agreement for Apogee’s executive officers (the “2008 CIC Severance Agreements”). Consistent with the prior severance agreements, the 2008 CIC Severance Agreements are designed to retain the executive officers and provide for continuity of management in the event of an actual or threatened change in control of Apogee (as “change in control” is defined in the 2008 CIC Severance Agreements). The 2008 CIC Severance Agreement provides that, in the event of a change in control of Apogee, each executive officer will have specific rights and receive specified benefits if the executive officer is terminated without “cause” (as defined in the 2008 CIC Severance Agreements) or the executive officer voluntarily terminates his or her employment for “good reason” (as defined in the 2008 CIC Severance Agreements) within two years after the change in control. In these circumstances, executive officers will each receive a severance payment equal to either one or two times the executive officer’s annual salary plus the executive’s targeted annual bonus (as calculated under the terms of the 2008 CIC Severance Agreements). In addition, all options and restricted stock awards held by the executive officer that have not vested as of the change in control date will be immediately vested, and all Pool B shares held by the executive officer that have not vested as of the change in control date under the Apogee Enterprises, Inc. Partnership Plan (2005 Restatement) will be immediately vested and paid. Apogee will also pay any excise taxes the executive officer may incur as a result of the severance payments and any income and excise taxes on the excise tax payments, and Apogee will continue to provide the executive officer medical benefits and certain other benefits for a two-year period following the change in control. The 2008 CIC Severance Agreements continue through December 31 of each year and provide that they are to be automatically extended for one-year terms unless Apogee gives prior notice of termination. The 2008 CIC Severance Agreements are designed to comply with Section 409A of the Internal Revenue Code.

On January 2, 2008, Apogee executed 2008 CIC Severance Agreements with the named executive officers listed below. The multiplier used for determining each named executive officer’s severance payments is included in the far right column of the table.

Name	Title	“Multiplier” of annual salary and target bonus
Russell Huffer	Chairman, President and Chief Executive Officer	Two times

James S. Porter	Chief Financial Officer	Two times

Patricia A. Beithon	General Counsel and Secretary	Two times

Gary R. Johnson	Vice President and Treasurer	One times

The foregoing description of the 2008 CIC Severance Agreements is not complete and is qualified in its entirety by reference to the form of 2008 CIC Severance Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is being filed with this Current Report on Form 8-K:

10.1	Form of Change in Control Severance Agreement between Apogee Enterprises, Inc. and certain senior executive officers.

2

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APOGEE ENTERPRISES, INC.

By:	/s/ James S. Porter
James S. Porter Chief Financial Officer

Date: January 4, 2008

3

EXHIBIT INDEX

Exhibit Number	Description
10.1	Form of Change in Control Severance Agreement between Apogee Enterprises, Inc. and certain senior executive officers.

4